                                  EXHIBIT 32.2

                               CCFNB BANCORP, INC.

                           PRINCIPAL FINANCIAL OFFICER
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-K for the year-ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Virginia D. Kocher, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly represents, in all material respects the financial condition and result of operations of the Company.

Date: February 28, 2008                      /s/ Virginia D. Kocher
                                             ------------------------------
                                             Virginia D. Kocher
                                             Treasurer (Principal
                                             Financial Officer)

                                       80